UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2013

PARKER-HANNIFIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (216) 896-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting of the Shareholders of the Company was held on October 23, 2013.

(b)(i)    The Shareholders elected the following directors for a term expiring at the Annual
Meeting of Shareholders in 2014, as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Robert G. Bohn	117,701,478	4,191,343	8,203,614
Linda S. Harty	117,129,466	4,763,355	8,203,614
William E. Kassling	117,340,105	4,552,716	8,203,614
Robert J. Kohlhepp	115,593,146	6,299,675	8,203,614
Kevin A. Lobo	118,420,187	3,472,634	8,203,614
Klaus-Peter Müller	79,967,857	41,924,964	8,203,614
Candy M. Obourn	116,896,966	4,995,855	8,203,614
Joseph M. Scaminace	116,087,064	5,805,757	8,203,614
Wolfgang R. Schmitt	116,690,967	5,201,854	8,203,614
Åke Svensson	117,701,769	4,191,052	8,203,614
James L. Wainscott	117,312,123	4,580,698	8,203,614
Donald E. Washkewicz	115,077,551	6,815,270	8,203,614

(ii)	The Shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014, as follows:

For: 129,165,138
Against: 537,498
Abstain: 393,799

(iii)	The Shareholders approved, on a non-binding, advisory basis, the compensation of the named executive officers of the Company, as follows:

For: 93,112,694
Against: 27,342,604
Abstain: 1,473,322
Broker Non-Votes: 8,203,614

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By: /s/Thomas A. Piraino, Jr.
Thomas A. Piraino, Jr.
Vice President and Secretary

Date: October 28, 2013